CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                     SECTION 906 OF THE SARBANES-OXLEY ACT

I,  Donald F.  Crumrine,  Director,  Chairman  of the Board and Chief  Executive
Officer  of  Flaherty  &  Crumrine   Preferred  Income  Fund  Incorporated  (the
"Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 28, 2009               /S/ DONALD F. CRUMRINE
     -----------------               -------------------------------------------
                                     Donald F. Crumrine, Director, Chairman of
                                     the Board and Chief Executive Officer
                                     (principal executive officer)


I, R. Eric Chadwick, Chief Financial Officer, Treasurer, and Vice President of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 28, 2009               /S/ R. ERIC CHADWICK
     -----------------               -------------------------------------------
                                     R. Eric Chadwick, Chief Financial Officer,
                                     Treasurer, and Vice President
                                     (principal financial officer)